UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2012, MetroCorp Bancshares, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as the sole underwriter (the “Underwriter”), pursuant to which the Company agreed to offer and sell 4,445,000 shares of its common stock in an underwritten public offering at a public offering price of $9.00 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 666,750 shares to cover over-allotments, if any. The Company expects to receive approximately $37.3 million in net proceeds from the Offering after deducting underwriting discounts and commissions and Offering expenses. If the Underwriters exercise their over-allotment option in full, net proceeds from the Offering, after deducting underwriting discounts and commissions and Offering expenses will be approximately $43.0 million. The shares are expected to be delivered to the Underwriters on or about May 21, 2012, subject to satisfaction of customary conditions.

The common stock is being offered and sold pursuant to a prospectus dated May 7, 2012 and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2012, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-180889) declared effective by the SEC on May 7, 2012 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement and/or being subject to contractual standards of materiality different than those generally applicable to investors.

In connection with the Offering, certain of the Company’s officers and directors entered into 90-day “lock-up” agreements substantially in the form included in the Underwriting Agreement and subject to customary exceptions.

The legal opinion of Bracewell & Giuliani LLP relating to the common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is being filed in part for the purposes of incorporating exhibits by reference into the Registration Statement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On May 17, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement among the Company and Keefe, Bruyette & Woods, Inc., as the underwriter, dated May 16, 2012.

5.1	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release issued by the Company dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated: May 17, 2012	By:	/s/ George M. Lee
George M. Lee
Executive Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement among the Company and Keefe, Bruyette & Woods, Inc., as the underwriter, dated May 16, 2012.

5.1	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release issued by the Company dated May 17, 2012.